UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2007

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

China Acquisitions

YRC Worldwide Inc. (the “Company”) has entered into a preliminary agreement to acquire Shanghai Jiayu Logistics Limited (“Jiayu”). A copy of the press release announcing the acquisition is attached to this Form 8-K as Exhibit 99.1.

Pursuant to the preliminary agreement with Jiayu, the parties are expected to conduct exclusive negotiations to enter into a definitive agreement based upon the transaction structure, price and due diligence process contained in the preliminary agreement. The completion of the transaction is subject to the Company completing its detailed due diligence, the parties entering into a definitive acquisition agreement and regulatory and board approvals.

The Company is also considering other acquisition candidates in China. The collective purchase price for these potential acquisitions (including Jiayu) is expected not to exceed $115 million. A portion of the purchase price for these acquisitions is expected to be paid upon closing of each transaction and a substantial portion of the purchase price for these transactions is expected to be paid through earn-out provisions based upon sustainable cash flow of the acquired businesses. Therefore, the Company’s actual purchase price for these transactions will be contingent on the performance of the acquired businesses. The Company’s existing Chinese joint venture partner may also participate with the Company in making these acquisitions, which would reduce the Company’s direct investment below these amounts.

YRC Logistics

The Company’s wholly owned subsidiary, Meridian IQ, is changing its name to YRC Logistics to better reflect its expertise in logistics and its relationship to the Company. A copy of the press release announcing the name change is attached to this Form 8-K as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 26, 2007

99.2	Press Release dated June 26, 2007

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “would” and similar expressions are intended to identify forward-looking statements. The Company’s expectations regarding the potential acquisitions of Jiayu and other acquisition candidates in China and the purchase prices for these acquisitions are only the Company’s expectations regarding these acquisitions. Completion of these acquisitions is subject to the respective parties entering into final, binding agreements to effect the acquisitions, completion of due diligence, regulatory approvals and board approvals. Based upon detailed due diligence findings and negotiations, the final purchase prices for the acquisitions could change as the transaction discussions progress.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: June 26, 2007	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President,
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 26, 2007

99.2	Press Release dated June 26, 2007

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